UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne, IN	46809
(Address of principal executive offices)	(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
On January 12, 2015, the Board amended the Company’s Amended and Restated Bylaws (the “Bylaws”), with an effective date as of January 16, 2015, by changing the voting method in an uncontested election of directors from a plurality vote to a majority vote. As such, the second sentence of Article II, Section 2.6 of the Bylaws, as amended, was replaced with the following two sentences: “A nominee for director shall be elected to the Board of Directors if a majority of the votes cast are in favor of such nominee's election; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. For purposes of the preceding sentence, a majority of the votes cast shall mean the number of shares voted “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election.” A copy of the Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the amendments to the Bylaws, the Board also amended, effective as of January 16, 2015, the Company’s Corporate Governance Guidelines to require an incumbent director who fails to receive a majority of votes cast with respect to his or her election in an uncontested election to tender his or her resignation. Such resignation will be considered by the Governance Committee, which will make a recommendation to the Board whether to accept or reject the resignation. Such resignation would be effective only upon acceptance by the Board. The amended Corporate Governance Guidelines can be found in the Governance section of the Company’s website at http://www.franklin-electric.com.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Franklin Electric Co., Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: January 16, 2015	By	/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Franklin Electric Co., Inc.